EXHIBIT 10.1

                         UNITED STATES BANKRUPTCY COURT
                      FOR THE EASTERN DISTRICT OF MISSOURI
                                EASTERN DIVISION

IN RE:  BRIDGE                    )        IN PROCEEDINGS UNDER CHAPTER 11
INFORMATION SYSTEMS, INC.         )
                                  )
                   DEBTOR.        )        CASE NO. 01-0141593-293
                                  )
                                  )        HONORABLE DAVID P. MCDONALD
                                  )        UNITED STATES BANKRUPTCY JUDGE


                              STIPULATION AND ORDER

         WHEREAS, on February 15, 2001 (the "Filing Date"), the above-captioned Debtor ("Bridge Inc.") and 21 related entities (collectively with Bridge Inc., the "Debtors") commenced these Chapter 11 cases (the "Bankruptcy Case") by filing voluntary petitions under Title 11 of the United States Code; and

         WHEREAS, the Debtors have continuously operated as Debtors-in-Possession since the Filing Date pursuant to 11 U.S.C.ss.ss.1107 and 1108; and

         WHEREAS, Savvis Communications Corporation (with its affiliates, "Savvis"), provides certain services, including access to certain data transport services (the "Savvis Network"), to the Debtors pursuant to the Network Services Agreement between Bridge Inc. and Missouri, dated February 18, 2000 (the "Services Agreement"); and

         WHEREAS, Savvis is a party to agreements with certain telecommunications companies, including but not limited to Sprint Communications Corp. ("Sprint") and MCI Worldcom Corporation ("MCI," and with Sprint and other such telecommunications companies, the "Telcos"), for the provision of certain data transmission services directly to the Debtors (the "Direct Services") and certain pass-through data transmission services to the Debtors through the Savvis Network (the "Savvis Services," and with the Direct Services, the "Telco Services"); and

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         WHEREAS, the Debtors and Savvis have entered into the (a) Stipulation and Order by and among the Debtors, Savvis and MCI, dated March 22, 2001 (the "MCI Stipulation"); and (b) the Stipulation and Order by and among the Debtors, Savvis and Sprint, dated March 22, 2001 (the "Sprint Stipulation,"and with the MCI Stipulation, the "Telco Stipulations"), pursuant to which Bridge and/or Savvis are required to make payments to MCI and Sprint for certain Telco Services (such payments, the "Stipulated Payments"); and

         WHEREAS, Bridge and Savvis (together, the "Parties") have agreed to share the responsibility for making the Stipulated Payments and to satisfy Bridge Inc.'s post-petition obligations under the Services Agreement as follows:

         NOW, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned, counsel of record of the Debtors and Savvis that

             1. Except as provided hereunder, the Debtors and Savvis shall make Stipulated Payments directly to Sprint and MCI according to the allocation set forth in the attached Schedule A. Such payments shall be modified as required by the Telco Stipulations. Any modifications to weekly prepayments pursuant to any of the Telco Stipulations to the extent different than that shown on Schedule A shall be shared by the Debtors and Savvis as the Parties may hereinafter agree or absent such agreement as ordered by the Court.

             2. The Debtors shall also make payments directly to Savvis as indicated on Schedule A (the "Savvis Payments"). Savvis shall apply the Savvis Payments first to, and to the extent necessary to satisfy, its share of the payments to Telcos indicated on Schedule A and to satisfy the claims of any other Telcos that provide Savvis Services.

             3. All Savvis Payments shall be funded by wire transfer to Savvis and shall be accompanied by a written notice (by facsimile or electronic mail) to Steven M. Gallant at Savvis

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setting forth that each Savvis Payment has been made, the date of such Savvis
Payment, and wire transfer tracking information including the account into which the transfer was made. Savvis shall provide the Debtors with the appropriate wire transfer information to enable the Debtors to wire the Savvis Payments.

             4. To the extent that any of the Savvis Payments are not timely made by the Debtors, such amounts shall be afforded administrative priority status pursuant to 11 U.S.C. ss. 503(b)(1), and Savvis reserves the right to seek additional priority status.

             5. Savvis's post-petition claim against the Debtors for services rendered under the Services Agreement shall be reduced by all payments made by the Debtors to the Telcos or Savvis pursuant to this Stipulation.

             6. To the extent that this Stipulation is inconsistent with the terms and provisions of the Telco Stipulations, the terms of the Telco Stipulations shall control.

             7. The Debtors and Savvis reserve any and all rights to claim or oppose a set-off or recoupment against any obligations owed by either Party, and this Stipulation shall not be considered a waiver of such rights, provided, however, that the Parties shall not claim any set-off, recoupment or other such rights to modify or alter their obligations to make the payments as set forth in Schedule A.

             8. All actions and proceedings relating to disputes between the Parties arising out of Savvis's failure to make payments for Savvis Services pursuant to this Stipulation or otherwise arising out of this Stipulation shall be heard and determined pursuant to the exclusive jurisdiction of this Court.

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             9. This Stipulation may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute one instrument.

                                                  SO ORDERED:



                                                  /s/ David P. McDonald
                                                  ------------------------------
                                                  UNITED STATES BANKRUPTCY JUDGE



Dated:  March 23, 2001
Agreed:

BRIDGE INFORMATION SYSTEMS, INC.
AND OTHER DEBTORS



By:  /s/ Sankar Krishnan
     ---------------------------------------
     Name: Sankar Krishnan
     Title: Chief Restructuring Officer


SAVVIS COMMUNICATIONS CORPORATION



By:   /s/ Steven M. Gallant
     ---------------------------------------
     Name: Steven M. Gallant
     Title: Vice President, General Counsel



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                                                        Schedule A
                            -----------------------------------------------------------------
                                             (all amounts rounded in $ millions)

                            Funding (3/22 - 4/2) (a)             "Go Forward" Payments (b)
                            -------------------------          -----------------------------
                             Bridge           Savvis            Bridge              Savvis
                            --------         --------          --------           ----------
To Sprint                   $  7.8            $ 0.7            $  1.3 (w)      $       0.2  (w)
To MCI                         3.82             2.8               2.4 (m)         2.85/2.80 (m)(e)
Other Telcos  (d)              1.0              0.8               0.3 (w)              0.20 (w)
Bridge to Savvis               3.6 (c)           --               0.5 (w)               --
                            -------           -----            -------         -----------
                            $ 16.22           $ 4.3 (c)        $  2.70(w)      $       1.1  (w)

FOOTNOTE (A)

                                       3/22                                3/30                            4/2
                            -------------------------          -----------------------------       --------------------
                             Bridge           Savvis            Bridge              Savvis          Bridge      Savvis
                            --------         --------          --------           ----------       --------    --------


To Sprint                      7.8              0.7                 --                   --            --          --
To MCI                         2.05              --                .02                  1.0           1.7         1.8
Other Telcos (d)               1.0              0.8                 --                   --            --          --
Bridge to Savvis               1.5               --               2.10                   --            --          --
                            -------           -----            -------         ------------        ------      ------
                              12.4              1.5               2.12                  1.0           1.7         1.8
                            -------           -----            -------         ------------        ------      ------
                              16.2              4.3
                            -------           -----

FOOTNOTE (B) "Go forward" disbursements commence as follows - to Sprint and other Telcos (Thurs, Mar. 29), to Savvis (Thurs, Apr. 5)
and to MCI (Mon., Apr. 16). (w) = weekly; (m) = monthly.
FOOTNOTE (C) To be applied by Savvis to payments made to Sprint, MCI and other Telcos prior to or on April 2, 2001.
FOOTNOTE (D) Application of any such payments to be determined by Bridge and Savvis.
FOOTNOTE (E) Savvis shall make a $1.65 million payment to MCI on April 16, 2001; a $1.2 million payment to MCI on April 30, 2001;
and a $2.8 million payment to MCI on May 30, 2001.
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